Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Theater Xtreme Entertainment Group, Inc. on Form S-8 of our report dated July 29, 2005 appearing in the Annual Report on Form 10-KSB of Theater Xtreme Entertainment Group, Inc. for the year ended June 30, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
May 8, 2006